UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2015

ADVANCED CANNABIS SOLUTIONS, INC.

 (Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	20-8096131
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6565 E. Evans Avenue Denver, CO	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to (i) securing capital for general working purposes, (ii) changes in governmental policies and regulations, economic conditions, the impact of competition and pricing, and (iii) other risks and in statements filed from time to time with the Securities and Exchange Commission (the “SEC”). All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to, and will not, update any forward-looking statements to reflect events or circumstances after the date hereof.

Item 1.01

Entry into a Material Definitive Agreement.

Infinity Note

On February 19, 2015, Advanced Cannabis Solutions, Inc. (the “Company”) completed the closing of a private placement financing transaction with Infinity Capital, Inc. (the “Investor”), which purchased a 5% Senior Secured Note (the “Note”) from the Company in the principal amount of up to $250,000.  The Investor agreed to make advances to the Company from time to time in amounts not to exceed the aggregate principal amount of the Note of $250,000.

On April 30, 2015, the Company and the Investor amended and restated the terms of the Note such that the principal amount of the Note was increased to $300,000.  In addition, the terms of the Note were amended and restated such that the Company will not be required to repay the entire outstanding principal of the Note in the event of a subsequent financing, unless such financing is in amount greater than $750,000.  As of April 30, 2015, $289,000 has been advanced to the Company pursuant to the Note.

The foregoing description of the amended and restated Note does not purport to be complete and is qualified in its entirety by reference to the full text of the amended and restated Note, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Frichtel Employment Agreement

On May 1, 2015, the Company and Robert L. Frichtel entered into an Executive Employment Agreement (the “Frichtel Agreement”) in order to secure Mr. Frichtel’s continued employment as the Company’s President and Chief Executive Officer.  Under the terms of the Frichtel Agreement, Mr. Frichtel will receive a base salary of $150,000 per year, which may be increased (but not decreased) subject to annual review by the board of directors of the Company.  Mr. Frichtel will be eligible for an annual bonus pursuant to the Company’s Executive Bonus Plan and is entitled to participate in any employee benefit plan that Company has adopted or may adopt.  The term of the Frichtel Agreement expires on December 31, 2018.

In addition, the Company and Mr. Frichtel entered into an Option Agreement (the “Frichtel Option Agreement”), pursuant to which Mr. Frichtel will receive options to purchase 300,000 shares of the Company’s common stock at a price of $3.75 per share (which price was based on the closing price of the Company’s common stock on May 1, 2015), 100,000 of which vested upon execution of the Frichtel Agreement, and provided that Mr. Frichtel remains an employee of the Company on each date, 100,000 of which will vest on May 1, 2016, and the remaining 100,000 will vest on May 1, 2017.

The foregoing description of the Frichtel Agreement and the Frichtel Option Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Frichtel Agreement and the Frichtel Option Agreement, which the Company intends to file timely by amendment to this Current Report on Form 8-K.

Item 2.03

Creation of a Direct Financial Obligation or and Obligation Under an Off-Balance Sheet Arrangement of Registrant.

The information set forth in Item 1.01 under the heading “Infinity Note” of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02

Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 and Item 2.03 of this report is incorporated by reference into this Item 3.02.   The securities were issued in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Senior Secured Note dated April 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 1, 2015

ADVANCED CANNABIS SOLUTIONS, INC.

By:	/s/ Robert L. Frichtel
Name:	Robert L. Frichtel
Title:	Chief Executive Officer